Exhibit 99.2

WYNDHAM HOTELS & RESORTS ANNOUNCES PRICING OF SENIOR NOTES OFFERING

PARSIPPANY, N.J., February 24, 2026 – Wyndham Hotels & Resorts, Inc. (NYSE: WH) (the “Company”) announced today the pricing of its offering of $650 million aggregate principal amount of 5.625% Senior Notes due 2033 (the “Notes”). The offering is expected to close on February 27, 2026, subject to customary closing and market conditions, and the Company intends to use the net proceeds of the offering to repay all of the outstanding borrowings under its term loan A and under its revolving credit facility, to pay related fees and expenses and for general corporate purposes. The Notes will be guaranteed by certain of the Company’s domestic restricted subsidiaries that guarantee its outstanding credit facilities and its existing notes.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes and the related guarantees will be offered, by the initial purchasers, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or the related guarantees or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of franchised properties, with over 8,300 hotels across approximately 100 countries on six continents. Through its network of approximately 869,000 franchised and affiliated rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 25 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, ECHO Suites®, Registry Collection Hotels®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers over 122 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements related to the Notes offering and the use of proceeds therefrom. Forward-looking statements are any statements other than statements of historical fact, including those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "predict," "intend," "goal," "future," "forward," "remain," "confident," "outlook," "guidance," "target," "objective," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures, which may impact decisions by consumers and businesses to use travel accommodations; global trade disputes, including with China; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham's relationships with franchisees; the ability of franchisees to pay back loans owed to Wyndham; the impact of prior or any future impairment charges related to the credit Wyndham extends to its franchisees; the impact of war, terrorist activity, political instability or political strife; global or regional health crises or pandemics including the resulting impact on Wyndham's business, operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and possible restrictions on travel; Wyndham's ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham's ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham's ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. These risks and uncertainties are not the only ones Wyndham may face and additional risks may arise or become material in the future. Wyndham undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

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Contacts
Investors: Matt Capuzzi Senior Vice President, Investor Relations 973 753-6453 ir@wyndham.com	Media: Maire Griffin Senior Vice President, Global Communications 973 753-6590 WyndhamHotelsNews@wyndham.com